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                                                                 Exhibit 10.15

                                  OFFICE LEASE
                            BASIC LEASE INFORMATION

LEASE DATE:                February 19, 2001
TENANT:                    POLYCOM, INC.,
                           a Delaware corporation

TENANT'S ADDRESS:          1565 Barber Lane
                           Milpitas, California 95035
                           Attention: Mr. Michael Korey, Chief Financial Officer
                           Frederick Gonzalez, Esq., General Counsel

LANDLORD:                  WJT, LLC,
                           a California limited liability company

LANDLORD'S ADDRESS:        6601 Owens Drive, Suite 100
                           Pleasanton, CA 94588

                           Payments to:   Charter Properties
                                          c/o James Tong
                                          6601 Owens Drive, Suite 100
                                          Pleasanton, CA 94588

PROPERTY:                  That certain real property commonly known as 4750
                           Willow Road, located in Pleasanton, California, and as more particularly described in Exhibit A, attached.

PREMISES:                  That certain building (the "Building") to be
                           constructed by Landlord on the Property.

PREMISES RENTABLE AREA:    Approximately fifty thousand three hundred
                           seventy five (50,375) net rentable
                           square feet.

PERMITTED USE:             General office, administration and sales.

TERM COMMENCEMENT DATE:    The date on which the Premises are Substantially
                           Complete (as defined in the Work Letter attached hereto), subject to the terms of Section 3.A. below.

LEASE TERM:                Ten (10) years.

BASE RENT:                 Lease Year            Monthly Base Rent
                           ----------            -----------------

                                1                $151,125 per month.
                                2                $157,170 per month.
                                3                $163,457 per month.
                                4                $169,995 per month.
                                5                $176,795 per month.
                                6                $183,867 per mouth.

                                7                $191,221 per month
                                8                $198,870 per month.
                                9                $206,825 per month.
                                10               $215,098 per month.

SECURITY DEPOSIT:          One Million Dollars ($ 1,000,000.00)

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TENANT'S PROPORTIONATE
SHARE:                     One hundred percent (100%)

BROKER:                       Gabriel E. Arechaederra
                              Colliers International
                              5050 Hopyard Rd., Suite 180
                              Pleasanton, CA 94588

The foregoing Basic Lease Information is incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective inforrnation above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the Lease, the latter shall control.














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                                TABLE OF CONTENTS

   1. PREMISES................................................................1
   2. POSSESSION AND LEASE COMMENCEMENT.......................................1
   3. TERM....................................................................1
   4. USE.....................................................................3
   5. RULES AND REGULATIONS...................................................6
   6. RENT....................................................................6
   7. BASIC OPERATING COST....................................................7
   8. INSURANCE AND INDEMNIFICATION..........................................11
   9. WAIVER OF SUBROGATION..................................................14
   10. LANDLORD'S REPAIRS AND SERVICES.......................................14
   11, TENANT'S REPAIRS......................................................14
   12. ALTERATIONS...........................................................15
   13. SIGNS.................................................................16
   14. INSPECTION/ POSTING NOTICES...........................................16
   15. SUBORDINATION.........................................................17
   16. FINANCIAL STATEMENTS..................................................18
   17. ESTOPPEL CERTIFICATE..................................................18
   18. SECURITY DEPOSIT......................................................18
   19. TENANT'S REMEDIES.....................................................19
   20. ASSIGNMENT AND SUBLETTING.............................................19
   21. AUTHORITY OF PARTIES..................................................21
   22, CONDEMNATION..........................................................21
   23. CASUALTY DAMAGE.......................................................21
   24. HOLDING OVER..........................................................22
   25. DEFAULT...............................................................23
   26. LIENS.................................................................25
   27. TRANSFERS BY LANDLORD.................................................25
   28. RIGHT OF LANDLORD TO PERFORM AND TENANT'S COVENANTS...................26
   29. WAIVER................................................................26
   30. NOTICES...............................................................26
   31. ATTORNEYS' FEES.......................................................27
   32. SUCCESSORS AND ASSIGNS................................................27
   33. FORCE MAJEURE.........................................................27
   34. BROKERAGE COMMISSION..................................................27
   35. MISCELLANEOUS.........................................................27
   SIGNATURES................................................................31
   LEASE RIDER...............................................................32

Exhibits:

Exhibit A    -    Legal Description
Exhibit B    -    Work Letter
Exhibit C    -    Memorandum of Term Commencement Date
Exhibit D    -    Rules and Regulations
Exhibit D-1  -    Elevator Use


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                                      LEASE

                    THIS LEASE is made as of the date set.forth in the Basic Lease Information by and between WJT, LLC, a California limited liability company (hereinafter called "Landlord"), and POLYCOM, INC., a Delaware corporation (hereinafter called "Tenant").

PREMISES                 1          Landlord leases to Tenant and Tenant
                                    leases from Landlord, upon the terms and conditions hereinafter set forth, those premises (the "Premises") outlined and crosshatched on Exhibit A attached hereto and made a part hereof and described in the Basic Lease Information. The Premises are also referred to herein as the building (the
                                    "Building"), commonly known as 4750 Willow
                                    Road in Pleasanton, California.

POSSESSION               2.         CONSTRUCTION OF IMPROVEMENTS. The Premises
AND LEASE                           shall be constructed substantially in
COMMENCE-                           accordance with plans and specifications
MENT                                (the "Plans and Specifications") and the
                                    Work Letter attached hereto as Exhibit B and made a part hereof. Tenant shall prepare said Plans and Specifications which shall be approved by Landlord and Tenant prior to commencement of construction in accordance with the Work Letter. The term commencement date ("Term Commencement Date") shall be the later of (i) October 15, 2001 (the
                                    "Estimated Commencement Date"), or (h)
                                    Substantial Completion of the Tenant
                                    Improvements, as such date may be adjusted for either or both Landlord Delays or Tenant
                                    Delays (as such terms are defined in the Work Letter). If, for any reason, Landlord cannot deliver possession of the Premises to Tenant on the Estimated Commencement Date,
                                    Landlord shall not be subject to any
                                    liability therefor, nor shall Landlord be in default hereunder. Notwithstanding the foregoing, if the Premises are not Substantially Complete by July 1, 2002, then
                                    Tenant, as Tenant's sole and exclusive
                                    remedy, may terminate this Lease upon
                                    written notice thereof to Landlord received prior to July 30, 2002 (or any earlier date on which the Premises are Substantially
                                    Complete). If Tenant shall have failed to deliver such termination notice prior to July 30, 2002, then Tenant shall be deemed to have waived Tenant's right to terminate this Lease pursuant to this Section 21. If
                                    Tenant shall properly terminate this Lease pursuant to this Section 2, then the Base
                                    Rent and Security Deposit prepaid to
                                    Landlord shall be promptly returned to
                                    Tenant. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord unless such are expressly set forth in this Lease.

TERM                          3.    A. COMMENCEMENT DATE. The Term of this Lease
                                    shall commence on the Term Commencement Date and continue in full force and effect for One Hundred Twenty (120) months thereafter or until this Lease is terminated as otherwise provided herein. Notwithstanding the foregoing, if the date on which the Premises are Substantially Complete (as such date may be adjusted for Tenant Delays) is between November 24, 2001 and December 31,
                                    2001 (the "Rent Abatement Period"), and, notwithstanding the fact that the Premises are Substantially Complete, Tenant does not occupy the Premises during such. Rent
                                    Abatement Period, then the Base Rent and
                                    Additional Rent due hereunder shall instead commence to be due and owing as of January
                                    1, 2002, which date shall be deemed the Term
                                    Commencement Date for the purposes of this Lease. If the Premises are Substantially
                                    Completed during the Rent Abatement Period and Tenant takes possession of any portion thereof, then the date of such possession shall be the Term


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                                    Commencement Date, and Tenant's
                                    obligations hereunder to pay Base Rent
                                    and Additional Rent shall commence on
                                    such date. In any event Tenant's
                                    obligations hereunder other than the
                                    obligation to pay Base Rent and
                                    Additional Rent (including, but not
                                    limited to the insurance, indemnification and maintenance and repair obligations described herein) shall commence on the date that the Premises are Substantially Complete, regardless of whether such date is within the Rent Abatement Period or not The Base Rent shall be subject to yearly increases pursuant to Paragraph 6.C. hereof. If the Term Commencement Date is a date other than the first day of the calendar month, the Term shall be the number of months of the Term in addition to the remainder of the calendar month following the Term Commencement Date. A Memorandum of Term Commencement Date in the form set forth in Exhibit C hereto shall be executed by both parties as soon as practicable after the Term commences. Notwithstanding anything to the contrary in this Lease, Landlord warrants and represents that, as of the Term Commencement Date, to the best of Landlord's knowledge, the Building Shell (as defined in the Work Letter) will comply with all applicable provisions of the law commonly known as Title III of the Americans With Disabilities Act, as promulgated as of the Term Commencement Date. Landlord shall, promptly after receipt of notice from Tenant, remedy any non-compliance with such warranty at Landlord's sole cost and expense.

                                    B. RENEWAL OPTIONS. As long as there does not exist an uncured event of default, as defined in Paragraph 25 hereof, on the part of Tenant at the time this renewal is exercised or the time the Renewal Term begins, Landlord hereby grants to Tenant a renewal option for a. FIVE (5) YEAR term ("Renewal Term"). During the Renewal Term, all covenants and conditions applicable to the immediately preceding Term, as applicable, shall apply, except that the Base Rent shall be One Hundred Percent (100%) of the Fair Market Rent of the Premises, as determined pursuant to Paragraph 3.C. hereof. Tenant shall deliver to Landlord a written notice of Tenant's exercise of the Renewal Option no later than Two Hundred Seventy (270) days but no greater than Three Hundred Sixty (360) days prior to the expiration of the initial Lease Term (the "Exercise Notice"). The Base Rent during the Renewal Term shall be subject to yearly increases pursuant to Paragraph 6.C. hereof.

                                    C. FAIR MARKET RENT. As used in this Lease,
                                    "Fair Market Rent" shall be deemed to mean the base amount of rental that would typically be paid by a tenant under a net lease (exclusive of all other sums payable by tenant under a net lease such as taxes, insurance premiums, common area maintenance charges, utilities, repair and restoration costs, and similar charges) for premises of a similar type, design, and quality in the same geographic area in which the Premises are situated under market leasing conditions existing at that time and taking into account the presence, if any, of other escalation provisions provided in this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent within thirty (30) days after Landlord's receipt of the Exercise Notice, the Base Rent payable during the Renewal Term shall be conclusively determined as follows:

                                           (i) Within ten (10) days after the
                                    expiration of the thirty (30) day period, each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full time commercial appraisal experience in the geographic area in which the Premises are located, to appraise and determine the then Fair Market Rent as

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                                    described herein.

                                          (ii) If one party does not appoint an
                                    appraiser within the time period set forth in Paragraph 3.C(i), the appraiser appointed by the other party shall be the sole appraiser and shall determine the Fair Market Rent.

                                         (iii) If neither party appoints an
                                    appraiser within the time period set forth in, Paragraph 3.C.(i), the Base Rent during the Renewal Term shall be increased four percent (4%) over the Base Rent payable in the last full month immediately preceding Landlord's receipt of the Exercise Notice.

                                          (iv) If the two (2) appraisers are so
                                    appointed by the parties, they shall meet promptly and attempt to appraise and determine the Fair Market Rent. If they are unable to agree within ten (10) days after the second appraiser has been appointed, they shall attempt to select a third appraiser who meets the qualifications stated in Paragraph 3.C.(i) within ten (10) days after the last day the two appraisers are given to determine the Fair Market Rent. If they are unable to agree on a third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the presiding judge of the Superior Court for the county in which the Premises are located for the selection of a third appraiser who meets the qualifications stated in Paragraph 3.C.(i). Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of the third appraiser's fees. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                                           (v) Within ten (10) days after the
                                    selection of the third appraiser, a majority of the appraisers shall appraise and detemine the Fair Market Rent. If a majority of the appraisers are unable to so set the Fair Market Rent within the required period of time, the appraisals of the three Appraisers shall be added together and their total divided by three, The resulting quotient shall be the Fair Market Rent.

                                          (vi) If, however, the low appraisal
                                    or the high appraisal are more than ten
                                    percent (10%) lower or higher than the
                                    middle appraisal, the low appraisal or the high appraisal shall be disregarded, If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two. The resulting quotient shall be the Fair Market Rent. If two appraisals are disregarded, the remaining appraisal shall be the Fair Market Rent.

USE                         4.      A. GENERAL. Tenant shall use the Premises
                                    for the Permitted Use and for no other use or purpose. Tenant and Tenant's employees, agents, customers, visitors, invitees, licensees, contracters, assignees and subtenants (collectively, "Tenant's
                                    Parties"). shall have the right to use the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas; provided, however, that the manner in which the public and common areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such reasonable rules, regulations and restrictions as
                                    Landlord may make from time to time.
                                    Landlord reserves the right to make
                                    alterations or additions to or to change the location of elements of the Building and the common areas thereof in Landlord's sole discretion, provided Tenant's use and enjoyment of the Premises are not materially diminished.


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                                    B. LIMITATIONS. Tenant shall not use the
                                    Premises, or permit the Premises to be used, in any manner which: (a) causes or is likely to cause damage to the Building or Premises;
                                    (b) violates a requirement or condition of any fire and extended insurance policy covering the Building and/or Premises, or increases the cost of such policy; (c) violates any Regulation (as defined in Section 4.C. below); (d) constitutes or is reasonably likely to constitute a nuisance, annoyance or inconvenience to other tenants or occupants of the Building or its equipment, facilities or systems; (e) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone or other communication signals by antennae or other facilities located in the Building; or (f) violates the Rules and Regulations described in Exhibit D attached hereto. Tenant shall not use the Premises so as to create unreasonable noise, vibration, or heat in or around the Building or Premises, or otherwise disturb any other tenants or occupants of the Building or third parties ("Objectionable Conditions"). If Landlord determines that Tenant's use of the Premises (including any electrical generating equipment or condensers installed on the roof of the Building) creates unreasonable noise, vibration or heat in or around the Building or otherwise disturbs any tenant of the Building or any third party, Tenant shall, within five (5) days of receipt of written notice from Landlord, take all action necessary to correct any such objectionable condition, including, without limitation, installation of additional insulation and soundproofing materials and construction of platforms, vibration eliminators and other devices sufficient to eliminate, heat, noise and/or vibration. If such an Objectionable Condition exists, Landlord may employ, at Tenant's expense, a consulting engineer to advise Landlord on the means of eliminating the objectionable noise, vibration, heat or other condition. If Tenant fails to eliminate the objectionable condition within the five (5) day period Tenant shall immediately discontinue use of the equipment or machinery creating the subject condition. Tenant's failure to eliminate the objectionable condition within the five (5) day period or to discontinue operation of the offending equipment or machinery at the expiration of the five (5) day period if the objectionable condition, is not eliminated shall constitute an Event of Default hereunder. The provisions of Section 25.A.(3) granting Tenant thirty (30) days after receipt of notice of default to cure a non-monetary default shall not be applicable to a default under this section. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors which exceed 20 pounds per square foot of partition load or 80 pounds per square foot of live load, or place any loads upon walls or ceilings which endanger the structure, or place any harmful liquids in the drainage system of the Building. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises. Landlord shall not be responsible to Tenant for the non-compliance by any other tenant or occupant of the Building with any of the above referenced rules or any other terms or provisions of such tenant's or occupant's lease or other contract.

                                    C. COMPLIANCE WITH REGULATIONS. Except as otherwise warranted by Landlord in Section 3A of this Lease, by entering the Premises, Tenant accepts the Premises in the condition existing as of the date of such entry, subject to all existing or future applicable municipal, state and federal and

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                                    other governmental statutes, regulations,
                                    laws and ordinances, including zoning
                                    ordinances and regulations governing and relating to the. use, occupancy and possession of the Premises and the use, storage, generation and disposal of Hazardous materials (hereinafter defined) in, on and under the Premises (collectively "Regulations"); provided, however, that Landlord shall repair all latent defects in workmanship and materials of the Premises, excluding any latent defects arising from or in any way related to the improvements constructed by Tenant hereunder, provided Tenant shall give Landlord written notice of any such latent defects within twelve (12) months after the Term Commencement Date.
                                    For purposes of this paragraph, the term
                                    "latent defects" shall mean defects which were not readily apparent on the Term Commencement Date. Tenant shall, at Tenant's sole expense, strictly comply with all Regulations now in force or which may hereafter be in force relating to its particular use of the Premises and the use of the Premises by Tenant and/or the use, storage, generation Hazardous Materials in, on and under the Premises by Tenant. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant's particular use of the Premises. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against any loss, cost, expense, damage, reasonable attorneys' fees or liability arising out of the failure of Tenant to comply with any applicable Regulation or comply with the requirements as set forth herein. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of the Regulations shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to perform any alteration, modification or improvement to the Premises which is required by any Regulations, except to the extent that the compliance is necessitated due to (a) Tenant's particular use of the Premises, or (b) alterations, modifications or improvements to the Premises voluntarily made by Tenant. Any other alteration, modification or improvement to the Premises which is required by any Regulations shall be performed by Landlord, and shall be reimbursed Landlord by Tenant as a Basic Operating Building Cost, subject to the terms of Section 7.A.(2) of this Lease.

                                    D. HAZARDOUS WASTES. Tenant shall not
                                    cause, or allow any of tenant's Parties
                                    to cause, any Hazardous Materials to be
                                    used, generated, stored or disposed of on or about the Premises or the Building. Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of general administrative and executive office activities (e.g., copier fluids and cleaning supplies) may be used and stored at the Premises without Landlord's prior written consent, but only in compliance. with all applicable Regulations. Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision, or necessary for Landlord to make full economic use of the Premises or any portion of the Building which requirements or necessity arises from Tenant's release or emission of Hazardous Materials upon, about, above or beneath the Premises or any portion of the Building. Such actions shall include, but shall not be limited to, the investigation of the environmental condition of the Premises or any portion of the Building; the preparation of any feasibility studies or reports and the performance of any cleanup, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the Premises or any portion of the Building to the condition existing prior to the introduction of Tenant's Hazardous Materials, notwithstanding any less

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

                                    stringent standards or remediation allowable under applicable Regulations, Tenant shall nevertheless obtain Landlord's written approval prior to undertaking any actions required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long term or short-term effect on the Premises or any portion of the Building. As used in this Lease, "Hazardous Materials" shall include, but not be limited to, hazardous, toxic and radioactive materials and those substances defined as "hazardous substances," "hazardous materials," "hazardous. wastes," "toxic substances," or other similar designations 'in any federal, state, or local law, regulation, or ordinance. Landlord shall have the right at all reasonable times to inspect the Premises and to conduct tests and investigations to determine whether Tenant is in compliance with the foregoing provisions, and if Tenant is not in compliance with the foregoing provisions, the costs of all such inspections, tests and investigations to be borne by Tenant. Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all liabilities, losses, costs and expenses, demands, causes of action, claims or judgments directly or indirectly arising out of the use, generation, storage or disposal of Hazardous Materials by Tenant or any of Tenant's Parties, which indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation or indemnification pursuant to this Paragraph 4.D. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

RULES AND                   5.      Tenant shall faithfully observe and
                                    comply with the rules and regulations set
REGULATIONS                         forth in exhibits D and D-1, as modified by
                                    Landlord in Landlord's reasonable discretion from time to time in writing, for the purpose of maintaining the proper care, cleanliness, safety, traffic flow and general order of the Premises or Building.
                                    Tenant shall cause Tenant's Parties to
                                    comply with such rules and regulations.
                                    Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building with any of the rules and regulations or any other terms or provisions of such tenant's or occupant's lease or other contract

RENT                        6.      A. BASE RENT. Beginning with the Term
                                    Commencement Date (subject to the terms of Section 3.A. above), Tenant shall pay to Landlord, without demand throughout the
                                    Term, Base Rent as specified in the Basic
                                    Lease Information, payable in monthly
                                    installments in advance on or before the first day of each calendar month, in lawful money of the United States, without deduction, abatement or setoff whatsoever
                                    (except as provided by the terms of this Lease), at the address specified in the Basic Lease information or to such other place as Landlord may from time to time designate in writing. Base Rent for the first full month of the Term shall be paid by Tenant upon Tenant's execution of this Lease. If the obligation for payment of Base
                                    Rent commences on other than the first day of a month, then Base Rent shall be prorated and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date.

                                    B. ADDITIONAL RENT. All monies other than
                                    Base Rent required to be paid by Tenant
                                    hereunder, including, but not limited to, the interest and late charge described in Paragraph 25.D., any monies spent by Landlord pursuant to, Paragraph 28, and Tenant's Basic Operating Building Cost as specified in Paragraph 7 of this Lease, shall be considered additional rent ("Additional Rent"). "Rent" shall mean Base Rent and Additional Rent.


                                    C. ANNUAL INCREASES. On each anniversary of the Term Commencement Date, the Base Rent shall be increased, by an amount equal to four percent (4%) of the Base Rent in effect immediately prior to the most recent anniversary of the Term Commencement Date (without regard to any temporary abatement of rental then or previously in effect pursuant to the provisions of this Lease), as more particularly shown to the Basic Lease Information.


 BASIC                     7.       BASIC OPERATING COST. In addition to the
 OPERATING                          Base Rent required to be paid hereunder,
 COST                               Tenant shall pay, as Additional Rent
                                    Tenant's Proportionate, Share of the Basic
                                    Operating Building Costs during any Expense
                                    Year, in the manner set forth below (such amount hereinafter referred to as "Tenant's
                                    Proportionate Share of Basic Operating
                                    Building Cost").


                                    A. BASIC OPERATING BUILDING COST. Basic
                                    Operating Building Cost shall mean,
                                    except as otherwise provided for herein, all expenses and costs which Landlord shall pay or become obligated to pay, because of or in connection with the management, maintenance, preservation and operation of the Building and its supporting facilities (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:

                                    (1) TAXES. All property taxes, possessory interest taxes, service payments in lieu of such taxes or fees, annual or periodic Property-specific license or use fees, excises, transit charges, housing fund assessments, sewer rents, open space charges, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Building, its operations or the Rent (or any portion or component thereof) (all of the foregoing being hereinafter collectively referred to as real property taxes"), or any tax imposed in substitution, partially or totally, of any tax previously included within the definition of real property taxes, or any additional tax the nature of which was previously included within the definition of real property taxes, except (a) inheritance or estate taxes imposed upon or assessed against the Building, or any part thereof or interest therein, and (b) taxes computed upon the basis of net income of Landlord or the owner of any interest therein, except as otherwise provided in the following sentence. Basic Operating Building Cost shall also include any taxes, assessments, or any other fees imposed by any public authority upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross income or receipt tax or excise tax levied by the local governmental authority in which the Building is located, the federal government; or any other governmental, body with respect to receipt of such rental, or upon, with respect to, or by reason of the development, possession, leasing operation, management; maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Real property taxes shall include all reasonable fees and costs, including reasonable attorneys' fees, appraisals and consultants' fees, incurred by

                                    Landlord in seeking to obtain a reduction of, or a limit on the increase in, any real property taxes, regardless of whether any reduction or limitation is obtained. In the event that it shall not be lawful for Tenant to reimburse Landlord for all or any part of any increase in any items specified in this Paragraph 7.A.(I), the monthly rental payable to Landlord under this Lease shall be revised to net to Landlord the same net rental after imposition of any such increased taxes as would have been payable to Landlord prior to the payment of any such taxes. Notwithstanding the foregoing to the contrary, if any general, special or other assessment is levied or assessed against the Building which may be paid either in a lump sum or in installments, then, if Landlord elects to' pay the same in a lump sum, real property taxes chargeable to Tenant under this Lease shall be calculated based upon the amount which would have been payable had Landlord elected to pay the same in installments.


                                    (2) INSURANCE. All insurance premiums and costs, including but not limited to, any deductible costs, premiums and cost of insurance, incurred by Landlord, as more fully set forth in Paragraph 8.A. herein.


                                    (3) OTHER OPERATING EXPENSES. Any and all actual costs and expenses (except as otherwise provided herein) paid or incurred by Landlord in connection with the operation, maintenance, management and repair of the Building. By way of illustration but not limitation, such expenses shall include (without duplication) the following: (i) the cost of heating, ventilation and air conditioning, mechanical, sanitary and storm drainage, the cost of any generally applicable environmental surcharges imposed by any governmental entity (as opposed to Property-specific environmental surcharges, which shall not be a Basic Operating Building Cost), escalator and elevator systems, all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith;
                                    (ii) the cost of repairs, general
                                    maintenance and replacing components of
                                    equipment or machinery (subject to Section vii below), including, without limitation, heating, refrigeration, ventilation, electrical, plumbing, janitorial, window cleaning, garbage and refuse removal, mechanical, elevator, escalator, sprinklers, fire/life safety and energy management systems, including service contracts, maintenance contracts, supplies and parts;
                                    (iii) wages, salaries and other labor costs, including uniforms, taxes, insurance, retirement, medical and other employee benefits; (iv) fees, charges and other costs including management fees, consulting fees, legal fees and accounting fees paid in connection with the Building and the costs of supplying, replacing and cleaning employee uniforms; (v) the cost of licenses, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect any expenses set forth herein; (vi) the cost of any capital improvements made to the Building after completion of its construction intended as a labor saving device or to effect other economies in the operation or maintenance of the Building, or made to the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, such costs to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the "prime rite" charged at the time such improvements or capital assets are constructed or acquired by Wells Fargo Bank N.A. (San Francisco) plus two (2) percentage points but in no event more than the maximum rate permitted by law; (vii) the costs of policing, security and supervision of the Building;
                                    (viii) the cost of the rental of any
                                    machinery or equipment and the cost of
                                    supplies used exclusively in
                                    the maintenance and operation of the
                                    Building; (ix) audit fees and the cost of accounting services incurred in the preparation of statements referred to in this Lease and financial statements used in the computation of the rents and charges payable by tenants of the Building; (x) legal fees and expenses, including, but not limited to, such expenses that relate to seeking or obtaining reductions in or refunds of real property taxes, or components thereof; (xi) a fee for the management and administration of the Building appropriate to the first class nature of the Building not to exceed two and one half percent (2.50%) of Base Rent. For purposes of this Lease, such expenses shall not include interest expense (except as provided in clause (vi) above), leasing commissions, depreciation on the improvements contained in the Building or the cost of capital expenditures not included within clause (vi) above; (xii) cost of maintaining, replacing and servicing exterior landscaping. Notwithstanding the foregoing to the contrary, such expenses shall not include the cost of any initial Tenant Improvements prior to the Term Commencement Date, any costs or expenses (including, without limitation, legal fees and expenses) incurred in connection with enforcing the terms of any other tenant leases, or costs or expenses incurred in the form of tenant improvement allowances made in connection with the leasing of the Building. The computation of such expenses shall be made in accordance with generally accepted accounting principles.
                                    Notwithstanding anything to the contrary in this Lease, "Basic Operating Building Cost" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, improvements, replacements, premiums, claims, losses, fees and expenses (collectively, "Costs"):


                                    B. EXCLUSIONS FROM BASIC OPERATING BUILDING
                                    COSTS. Notwithstanding anything to the
                                    contrary in this Lease, "Basic Operating
                                    Building Costs" shall not include and Tenant shall in no event have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, improvements, replacements, premiums, claims, losses, fees and expenses (collectively, "Costs"): (a) Costs of repairing damage to the Premises caused by casualty, provided that nothing herein shall be deemed to restrict Landlord's ability to recover expenses directly from Tenant pursuant to the terms of Paragraph 23 hereof; or (b) Costs to correct any construction defect in the Premises 'or the Property.


                                    C. GENERAL. In the event that the Building is not fully occupied during any fiscal year of the Term as determined by Landlord, an adjustment shall be made in computing the Basic Operating Building Cost for such year so that Tenant pays an equitable portion of all variable items of Basic Operating Building Cost, as reasonably determined by Landlord, so that the total Basic Operating Cost equals the total amount which would have been paid or incurred by Landlord had the Building been one hundred percent (100%) occupied for the entire calendar year; provided, however, that in no event shall Landlord be entitled to collect in excess of one hundred percent (100%) of the total Basic Operating Cost from all of the tenants in the Building including Tenant.


                                    Basic Operating Cost shall not include
                                    specific costs incurred for the account of, separately billed to or Paid by specific tenants, Notwithstanding anything herein to the contrary, in any instance wherein Landlord, in Landlord's reasonable discretion, deems Tenant to be responsible for any amounts greater than Tenant's Building Cost, Landlord shall have the right to allocate costs in a manner Landlord deems reasonably appropriate.


                                    D. PAYMENT OF ESTIMATED BASIC OPERATING
                                    COSTS. "Estimated Basic Operating Building
                                    Cost" for any particular Expense Year shall mean Landlord's estimate of the amount of the Basic Operating Building Cost for such Expense Year, made prior to commencement of such Expense Year as hereinafter provided. "Expense Year" shall be each twelve (12) consecutive month period commencing January Ist of each year during the Term, provided that "Landlord, upon notice to Tenant may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenants Basic Operating Building Cost shall be equitably adjusted for the Expense Year involved in any such change. During the last month of each Expense Year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Estimated Basic Operating Building Cost for the ensuing Expense Year. Tenant shall pay Tenant's Estimated Basic Operating Building Cost (computed in the same manner as Tenant's Basic Operating Building Cost) with installments of Base Rent for the Expense Year to which the Estimated Basic Operating Building Cost and Estimated Basic Operating Office Cost applies in equal monthly installments on the first day of each calendar month during such year, in advance. If any time during the course of any Expense Year, Landlord determines that Basic Operating Building Cost is projected to vary from the then Estimated Basic Operating Building Cost by more than ten percent (10%), Landlord may, by written notice to Tenant, revise the Estimated Basic Operating Building Cost for the balance of such fiscal year, and Tenants monthly installments for the remainder of such year shall be adjusted so that by the end of such Expense Year Tenant has paid to Landlord Tenant's the revised Estimated Basic Operating Building Cost for such year.


                                    E. COMPUTATION OF BASIC OPERATING BUILDING
                                    COST. "Basic Operating Building Cost
                                    Adjustment" shall mean the difference
                                    between (i) Estimated Basic Operating
                                    Building Cost and (ii) Basic Operating
                                    Building Cost for any Expense Year,
                                    determined as hereinafter provided. Within one hundred twenty (120) days after the end of each fiscal year, as determined by Landlord, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of Basic Operating Building Cost for the Expense Year just ended, accompanied by a computation of Basic Operating Building Cost If such statement shows that Tenant's payments based upon Estimated Basic Operating Building Cost is less than Ten ants Basic Operating Building Cost then Tenant shall pay to Landlord the difference within twenty (20) days after receipt of such statement. If such statement shows that Tenants payments of Estimated Basic Operating Building Cost exceed Tenant's Basic Operating Building Cost then (provided that Tenant is not in default under this Lease), such excess shall be credited against the Rent next coming due hereunder. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement then the Basic Operating Building Cost Adjustment shall be paid by the appropriate party within twenty (20) days after the date of delivery of the statement. Should this Lease commence or terminate at any time other than the first day of the fiscal year, Tenants the Basic Operating Building Cost Adjustment shall be prorated by reference to the exact number of calendar days during such Expense Year that this Lease is in effect.


                                    F. Tenant Audit. In the event that Tenant shall dispute the amount set forth in any statement provided by Landlord under Paragraph 7.C. or 7.D above and provided that Tenant is not in default (as provided for in Paragraph 25.A. below hereunder), Tenant shall have the right not later than thirty (30) days following the receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the fall amount in dispute, to cause Landlord's books and records with respect to Basic Operating Building Cost and/or Basic Operating Office Cost for such fiscal year to be audited by certified public accountants selected by Tenant and subject to Landlord's reasonable right of approval. The Basic Operating Building Cost Adjustment and/or Basic Operating Office Cost Adjustment shall be appropriately adjusted on the basis of such audit. If such audit discloses liability for a refund in excess of five percent (5%) of Tenant's Proportionate Share of Basic Operating Building Cost previously reported; the cost of such audit shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit in accordance with the provisions of this Paragraph 7.E. within thirty (30) days after receipt of Landlord's statement provided pursuant to Paragraph 7.C or 7.D., such statement shall be final and binding for all purposes hereof The right of Tenant under this Paragraph 7.E. may only be exercised once for any Landlord statement; and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Paragraph 7.E. for a particular Landlord's statement shall be deemed waived.


INSURANCE                           8. LANDLORD'S INSURANCE. Landlord agrees to
AND INDEMNI-                        maintain. insurance insuring the Building
FICATION                            against fire, lightning, vandalism and
                                    malicious mischief (including "All
                                    Risk" form coverage, boiler, sprinkler,
                                    earthquake, and, if required by law or any lender with a lien on the Property flood insurance), in so called "All Risk" form coverage, in an amount not less than one hundred percent (100%) of the replacement cost thereof, with deductibles and the form and endorsements of such coverage as selected by Landlord, in its reasonable discretion. Such insurance may also include, at Landlord's option, insurance against loss of Base Rent and Additional Rent, in an amount equal to the amount of Base Rent and Additional Rent payable by Tenant for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall be for the sole benefit of Landlord and under Landlord's sole control.
                                    Landlord shall not be obligated to insure any furniture, equipment machinery, goods or supplies which Tenant may keep or maintain in the Premises, or any leasehold improvements, additions or alterations within the Premises made after the Commencement Date. Landlord shall also carry such other insurance as Landlord may reasonably deem prudent or advisable, including, without limitation, rent abatement insurance in an amount equal to up to twelve (12) months' rent due hereunder and liability insurance in such amounts and on such terms as Landlord shall reasonably determine (based on the amounts of liability insurance carried by other prudent landlords of similar buildings in the vicinity of the Building) or as shall be required by any lender with a lien on the Property. Tenant shall neither use the Premises nor permit the Premises to be used or acts to be done therein which will (a) increase the premium of any insurance described above; (b) directly cause a cancellation of or be in conflict with any such insurance policies;
                                    (c) directly result in a refusal by
                                    insurance companies of good standing to
                                    insure the Building in amounts reasonably satisfactory to Landlord; (d) subject
                                    Landlord to any liability unsatisfactory to Landlord. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, and such conduct is otherwise permitted by Landlord, then Tenant shall reimburse
                                    Landlord for any such increase. Tenant, at

                                    Tenant's expense, shall comply with all
                                    rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.


                                    A. Tenant's Insurance.

                                    (1) PROPERTY INSURANCE. Tenant shall procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term, insurance on all personal property, furniture and fixtures of Tenant and all improvements made by or for Tenant to, the Premises after the Term Commencement Date, insuring such property for the full replacement value of such property. The proceeds of such insurance shall be used for the repair or replacement of the property so insured, except that if not so applied or if this Lease is terminated following a casualty, the proceeds applicable to the leasehold improvements shall be paid to Landlord and the proceeds applicable to Tenant's personal property shall be paid to Tenant.

                                    (2) LIABILITY INSURANCE. Tenant shall
                                    procure at Tenant's sole cost and expense and keep in effect from the date of this Lease and at all times until the end of the Term either Comprehensive General Liability insurance or Commercial General Liability insurance applying to the use and occupancy of the Premises and the Building, and any part of either, and any areas adjacent thereto, and the business operated by Tenant, or by any other' occupant on the Premises. Such insurance shall include Broad Form Contractual Liability insurance coverage insuring all of Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least Two Million Dollars ($2,000,000.00), and a general aggregate limit of Three Million Dollars ($3,000,000.00) under an umbrella policy of an aggregate limit of Ten Million Dollars ($ 10,000,000.00). All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss occurring during the policy term, shall be endorsed to add Landlord and its agents, beneficiaries, partners, employees, and any deed of trust holder or mortgagee of Landlord or any ground lessor as an additional insured, and to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; and (iii) providing for coverage of employer's automobile non-ownership liability. All such insurance shall provide for severability of interests; shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period and shall be written as primary policies, not excess or contributing with or secondary to any other insurance as may be available to the additional insureds. Said coverage shall be written on an "occurrence" basis, if available. If a "claims made" policy is ever used, the policy must be endorsed so that Landlord is given the right to purchase "tail" coverage should Tenant for any reason not do so or if the policy is to be canceled for nonpayment of premium.

                                    (3) GENERAL INSURANCE REQUIREMENTS. All
                                    coverages described in this Paragraph 8.B.
                                    shall be endorsed to provide Landlord with thirty (30) days' notice of cancellation, material change in terms or reduction, except for cancellation due to non-payment of premium in which case only ten (10) days notice of cancellation shall be required. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Paragraph 8.B. is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises, Landlord shall have the right to require Tenant to reasonably increase the amount or change the types of insurance coverage required under the Paragraph 8.B. All insurance policies required to be carried under this Lease shall be written by companies or rated B+ VII or better in "Best's Insurance Guide" and authorized to do business in California. In any event deductible amounts shall not exceed Two Thousand Dollars ($2,000.00). Tenant shall deliver to Landlord prior to the Term Commencement Date, a certificate of Tenant's insurance policies or, upon Landlord's written request therefor, certified copies of Tenant insurance policies, showing that all premiums have been paid for the full policy period; and in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the reasonable cost thereof shall be paid to Landlord as Additional Rent.

                                    B. INDEMNIFICATION. Landlord shall not be liable to Tenant for any loss or damage to person or property caused by theft, fire, acts of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or for any damage or inconvenience which may arise through repair or alteration of any part of the Building or failure to make any such repair, except to the extent arising from either: (i) the gross negligence or willful misconduct of Landlord, or (ii) the failure of Landlord to perform its repair obligations pursuant to Paragraph 10 of this Lease. Tenant shall indemnify, defend by counsel reasonably acceptable to Landlord and Tenant, protect and hold Landlord harmless from and against any and all liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' fees and court costs, arising out of or related to: (1) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, or from activities of Tenant, Tenant's Parties in or about the Premises or Building; (2) claims for work or labor performed, or for materials or supplies Furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Building; and (3) claims arising from any breach or default on the part of the Tenant in the performance of any covenant contained in this Lease. The foregoing indemnity shall not be applicable to claims arising from the active negligence or willful misconduct of Landlord. The provisions of this paragraph shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant and protect and hold Tenant harmless from and against any and all claims, liabilities, losses, posts, hens, damages, injuries and expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, and judgments, directly or indirectly arising out of or related to the gross negligence or willful misconduct of Landlord or its agents, employees, contractors or representatives.

WAIVER OF                  9.       Notwithstanding anything to the contrary
                                    herein, the parties hereto release

SUBROGATION                         each other and their respective agents,
                                    employees, successors, assignees and
                                    subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Lease, or which would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. All of Landlord's and Tenant's repair and indemnity obligations under the Lease shall be subject to the waiver contained in this paragraph.

LANDLORD'S                 10.      Subject to reimbursement pursuant to
REPAIRS AND                         Paragraph 7 of the Lease, except as
SERVICES                            otherwise specified herein, Landlord shall
                                    repair and maintain: (i) the structural
                                    portions of the Building, including, without limitation, the exterior walls, underflooring, and the roof, (ii) the electrical, plumbing, HVAC and other systems for the Building, (iii) the structural portions of the roof and roof membrane and (iv) outdoor common areas of the Property, including but not limited to the parking areas, Subject to Paragraph 9 hereof, if any maintenance or repair becomes necessary in whole or in part due to the act, neglect, fault or omission of any duty by Tenant, its employees, agents, customers or invitees, or due to damage caused by a breaking and entering into the Premises, Tenant shall pay to Landlord that portion of the cost of such maintenance or repair which is allocable, to such act, neglect, fault or omission. Landlord shall not be liable for and Tenant shall not be entitled to any reduction of the Base Rent or Additional
                                    Rent by reason of Landlord's failure to make any repair or to perform any maintenance required on the part of Landlord hereunder, unless due to Landlord's gross negligence or willful misconduct. Tenant shall immediately give Landlord written notice of any defect or need for repairs for which Landlord is responsible under this Paragraph 10, after which notice Landlord shall have a reasonable opportunity to repair same.
                                    Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California
                                    Civil Code or under any similar law,
                                    statute, or ordinance now or hereafter in effect.

TENANT'S                   11.      Except for those items specifically provided
REPAIRS                             for by Landlord pursuant to Paragraph 10
                                    above, Tenant is obligated to, at Tenant's expense, maintain all parts of the Premises in a good, clean and secure condition and repair. Tenant shall promptly notify
                                    Landlord of all necessary repairs and
                                    replacements. Tenant agrees to surrender the Premises upon the expiration or sooner termination of this Lease in the same condition as when received, reasonable wear and tear and damage by fire, earthquake, acts of God, and the elements excepted.
                                    Notwithstanding anything herein to the
                                    contrary, in no event shall. Tenant be
                                    required to surrender to Landlord at the expiration of earlier termination of the Lease Term any "cabinets" of Tenant marked as such on the Approved Final Plans (as defined in the Work Letter, which cabinets must be removed from the Premises at such time.) Landlord has no obligation to alter, add to, improve, repair, remodel or paint the Premises except as specified herein.
                                    Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.
                                    Notwithstanding anything to the contrary in this Lease, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvements necessitated by the negligent acts or negligent omissions of Landlord or any other occupant of the Project, or their respective agents, employees, contractors or representatives.

ALTERATIONS 12.                     Tenant shall not make, or allow to be made,
                                    any alterations, improvements or physical additions (collectively "Alterations") in about or to the Premises without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed with respect to proposed
                                    Alterations which: (a) do not affect the Building's structure and comply with all applicable laws, ordinances, rules and regulations; (b) are in Landlord's reasonable opinion compatible with the
                                    Building and its mechanical, plumbing,
                                    electrical, heating/ventilation/air
                                    conditioning systems, and life safety
                                    systems; and (e) will not interfere with the use and occupancy of any other portion of the Building by any other tenant or its invitees; Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work.
                                    Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord's consideration of a request for approval hereunder. Landlord's consent shall be conditioned upon receipt of performance bonds or other bonds from contractors or subcontractors performing the Alterations, if Landlord so requires. Tenant shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside, architects and engineers review said plans and specifications. All
                                    Alterations shall be performed at Tenants sole cost and expense (including reasonable costs for Landlord's supervision, but not including costs, if any, for Landlord's supervision, if any, in connection with Tenant's installation of additional telephone and electrical circuits within the demised Premises). All Alterations shall remain the property of Tenant until termination of this Lease, at which time they shall be and become the property of Landlord if Landlord so elects; provided, however, that Landlord may, at Landlord's option, require that Tenant at Tenant's expense, remove any or all Alterations made by Tenant and restore the Premises by the termination of this Lease, whether by lapse of time, or otherwise, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to cause any damage to the Premises whatsoever. If
                                    Tenant fails to so remove such Alterations or Tenant's trade fixtures or furniture, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant's sole expense. In addition to and wholly apart from Tenant's obligation to pay
                                    Tenant's Proportionate Share of Basic
                                    Operating Building Cost, Tenant shall be responsible for and shall pay prior to delinquency any taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against it & personal property, on the value of the Alterations, and on Tenant's interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord. Notwithstanding the foregoing, (a) upon Tenant's written request therefor at such time, Landlord shall advise Tenant in writing at the time Landlord approves of any Alteration whether such Alteration must be removed upon the termination of the Lease,
                                    (b) Tenant may construct nonstructural
                                    Alterations in the Premises which do not affect the Building roof, foundation or structural elements and which are not visible from outside the Building without Landlord's prior approval; but subject to the other terms and conditions of the Lease, if the cost of any such Alteration does not exceed Ten Thousand
                                    Dollars ($10,000.00) individually and, when taken with all other such alterations not requiring Landlord's consent, does not cost more than Fifty Thousand Dollars ($50,000), and (c) all trade fixtures and personal property installed in the premises at Tenant's expense shall at all times remain
                                    Tenant's property and may be removed by
                                    Tenant at any time provided that, Tenant repairs any damage to the Premises caused by such removal.

SIGNS                      13.      All signs, notices and graphics of every
                                    kind or character, visible in or from public view or corridors, the common areas or the exterior of the Premises, shall be subject to Landlord's prior written approval. Tenant shall not place or maintain any banners whatsoever or any window decor in or on any exterior window or window fronting upon any common areas or service areas without Landlord's prior written approval. If Tenant leases an entire floor of the Building, such signs may be installed in the elevator lobby of the floor on which the Premises are located, subject to Landlord's prior written approval. Any signs, notices, logos, pictures, names or advertisements which are installed that have not been individually approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any installation of signs or graphics on or about the Premises shall be subject to any applicable governmental laws, ordinances, regulations and to any other requirements imposed by Landlord. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises, or Building and any other improvements contained therein, and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.


INSPECTION/                14.      After reasonable notice, except in
POSTING                             emergencies where no such notice shall be
NOTICES                             required, Landlord, and Landlord's agents
                                    and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs or alterations to the Premises or Building or to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Building or to exhibit the Premises to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary. or desirable; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant's business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry.
                                    At any time within six (6) months prior to the end of the Term, Landlord shall have the right to erect on the Premises and/or
                                    Building a suitable sign indicating that the Premises are available for lease. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. Except in cases of emergency, Landlord's entry upon the
                                    Premises shall at all times be subject to Tenant's reasonable security and operating requirements.

SUBORDINATION              15       A. SUBORDINATION. Without the necessity of
                                    any additional document being executed by Tenant for the purpose of effecting a subordination, the Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Building are situated, or both;
                                    and (b) any mortgage or deed of trust which may now exist or be placed, upon the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items which is specified as security.
                                    Notwithstanding the foregoing, Landlord
                                    shall have the right to subordinate, or
                                    cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord. Within ten (10) days after request by Landlord, Tenant shall, execute and deliver any additional documents evidencing
                                    Tenants attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust in a form reasonably acceptable to Tenant. Such instruments may contain, among other things, provisions to the effect that such lessor, mortgagee or beneficiary (hereafter, for the purposes of this Section 15.A, a "Successor
                                    Landlord") shall (i) not be liable for any act or omission of Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to
                                    Landlord's interest under this Lease except for continuing maintenance; (ii) not be subject to any offsets or defenses which Tenant may have been able to assert against Landlord or its predecessors, if any, prior to the date of such Successor Landlord's succession to Landlord's interest, under this Lease; (iii) not be liable for the return of any security deposit under the Lease unless the same shall have actually been deposited with such Successor Landlord;
                                    and (iv) be entitled to receive notice of any Landlord default under this Lease plus a reasonable opportunity to cure such default prior to Tenant having any right or ability to terminate this Lease as a result of such Landlord default. Notwithstanding the foregoing, the subordination of Tenant's rights and interests under this Lease to any mortgage or deed of trust shall be contingent upon Tenant's having received from any such ground lessor, mortgagee or beneficiary of any deed of trust a written recognition agreement in form reasonably satisfactory to Tenant providing that
                                    Tenant's rights and interest shall not be disturbed in the event of any foreclosure of any such lease, mortgage or deed of trust and confirming that Tenant shall receive all of the rights and services provided for under this Lease. Landlord's failure to obtain such an agreement shall not be a default by Landlord pursuant to the terms of this Lease. Further, Tenant shall have no obligation to attorn to any successor in interest or ground lessor, nor to execute any instruments evidencing attornment, unless the successor in interest or ground lessor assumes Landlord's obligations under this Lease in writing.

                                    B. ATTORNMENT AND NON-DISTURBANCE. Tenant shall attorn to and recognize as Tenant's landlord under this lease any superior lessor, superior mortgagee or other purchaser or person taking title to the Building by reason of the termination of any superior lease or the foreclosure of any superior mortgage or deed of trust and Tenant shall, upon demand, execute any documents reasonably requested by any such person to evidence the attornment described in this Section 15.B. Notwithstanding anything in this Section 15, Tenant's occupancy of the Premises during the term of this Lease shall not be disturbed so long as there is no uncured event of default by Tenant hereunder.

                                    C. MORTGAGE PROTECTION. Tenant agrees to give any holder of any mortgage and any ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant provided that prior to such notice Tenant has been notified in writing of the address of such mortgage holder or ground lessor (hereafter the "Notified Party"). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if the Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Notified Party to cure such default has expired without cure, Tenant shall have no right to, and shall not terminate this Lease on account of Landlord's default.

FINANCIAL                  16.      At the request of Landlord, but not more
STATEMENTS                          than twice per annum, Tenant shall provide
                                    to Landlord Tenant's current publicly
                                    available financial statement or such other publicly available information discussing financial worth of Tenant as may be reasonably requested by Landlord, which
                                    Landlord shall use solely for purposes of this Lease and in connection with the ownership, management and disposition of the Building and keep confidential, provided that Landlord may disclose such statements to Landlord's lenders, potential purchasers of the Building and any professionals hired or engaged by Landlord in connection therewith.

ESTOPPEL                   17.      Tenant agrees from time to time, within ten
CERTIFICATE                         (10) business days after request of
                                    Landlord, to deliver to Landlord, or
                                    Landlord's designee, an estoppel certificate stating that this Lease is in full force and effect, the date to which Rent has been paid, the unexpired portion of this Lease, and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Failure by Tenant to execute and deliver such certificate shall constitute an acceptance of the Premises and acknowledgment by Tenant that the statements included are true and correct without exception. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

SECURITY                   18.      Tenant agrees to deposit with Landlord upon
DEPOSIT                             execution of this Lease a Security Deposit
                                    as stated in the Basic Lease Information, which sum shall be held by Landlord, without obligation for interest as security for the performance of Tenant's covenants and obligations under this
                                    Lease. the Security Deposit is not an
                                    advance rental deposit or a measure of
                                    damages incurred by Landlord in case of
                                    Tenant's default. Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such fund to the extent necessary to make good any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay' to Landlord, on demand, the amount so applied in order to restore the Security
                                    Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord may use and commingle the Security Deposit with other funds of

                                    Landlord.

TENANT'S                   19.      The liability of Landlord to Tenant for any
REMEDIES                            default by Landlord under the terms of this
                                    Lease are not personal obligations of the individual or other partners, directors, officers and shareholders of Landlord, and Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of the individual or other partners, directors, officers and shareholders of Landlord.


ASSIGNMENT                 20.      A. General. Tenant shall not assign or
AND                                 sublet the Premises or any part thereof
SUBLETTING                          without Landlord's prior written approval
                                    except as provided herein. If Tenant desires to assign this Lease or, sublet any or all of the Premises, Tenant shall provide
                                    Landlord written notice thirty (30) calendar days prior to the anticipated effective date of the assignment or sublease. Landlord shall then have a period of ten (10) business days following receipt of such notice to either: (1) terminate this Lease as to the space so affected as of the date so requested by Tenant, subject to the limitations of Section 20.C. below; or (2) to permit Tenant to assign this Lease or sublet such space, subject, however, to Landlord's prior written approval of the proposed assignee or subtenant and any assignment or sublease documents. If
                                    Landlord should fail to notify Tenant in writing of such election within thirty (30) days following receipt of such notice, Landlord shall be deemed to have refused
                                    Landlord's consent to the assignment or
                                    subletting in question. If Landlord does not exercise the option provided in subsection
                                    (c) below, Landlord's consent to a proposed assignment or sublet shall not be unreasonably withheld or delayed. Without limiting the other instances in which it may be reasonable for Landlord to withhold
                                    Landlord's consent to an assignment or
                                    subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold Landlord's consent in the following instances: The use of the Premises by such proposed assignee or subtenant would not be a permitted use; the proposed assignee or subtenant is not of sound financial condition; the proposed assignee or subtenant is a governmental agency; the proposed assignee or subtenant does not have a good reputation as a tenant of property;
                                    the proposed assignee or subtenant is a
                                    person with whom Landlord is negotiating to lease space in the Building; the assignment or subletting would entail any alterations which would lessen the value of the leasehold improvements in the Premises; or if Tenant is in default of any obligation of Tenant under this Lease, or Tenant has defaulted under this Lease on two (2) or more occasions during any twelve (12) months preceding the date that Tenant shall request consent. Tenant shall pay promptly upon billing any and all reasonable attorneys' fees and other costs reasonably incurred by Landlord for the review or preparation of any documents in connection with a proposed assignment or sublease not to exceed Two
                                    Thousand Dollars ($2,000.00). Failure by
                                    Landlord to approve a proposed assignee or subtenant shall not cause a termination of this Lease. Upon termination under this Paragraph 20.A. Landlord may lease the Premises to any party including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant.

                                    B. Bonus Rent. Any Rent or other
                                    consideration realized by Tenant under
                                    any such sublease or assignment in excess of the Rent payable hereunder, or in the event such sublease is for a portion of the Premises: in excess of the Rent that is fairly allocable to such portion, as determined by Landlord, after deduction of a reasonable brokerage commission actually paid by Tenant and deduction of reasonable tenant improvement allowance, reasonable attorneys' and leasing commissions incurred by Tenant, shall be divided and paid, seventy-five percent (75%) to Landlord, twenty-five percent (25%) to Tenant after first subtracting fair market brokerage commissions. In any subletting or assignment undertaken by Tenant Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for such subletting or assignment.

                                    C. RECAPTURE. If Tenant proposes to assign this Lease or sublet more than fifty percent (50%) of the rentable square footage of the Premises, Landlord shall have the right, in its sole and absolute discretion, to terminate this Lease (as to such space) on written notice to Tenant within ten (10) business days after receipt of Tenant's notice. If Landlord elects to terminate the Lease as set forth in Tenant's notice, and Landlord shall have the right (but no obligation) to enter into a direct lease with the proposed assignee or subtenant. Tenant may withdraw its request for Landlord's consent at any time prior to, but not after, Landlord delivers a written notice of termination.

                                    D. CORPORATION. Notwithstanding anything to the contrary in this Lease, Tenant may, without Landlord's prior written consent and without being subject to Paragraph 20A., B. or C. of this Lease, sublet any of the Premises or assign this Lease to (a) a subsidiary, affiliate, division. or corporation controlling, controlled by, or under common control with Tenant, (b) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Tenant's assets located in the Premises, provided that any party described in (a), (b) or (c) above has a net worth at least equal to the greater of the net worth of Tenant as of the date of this Lease or the date of such transfer. In addition, no issuance, sale or transfer of Tenant's capital stock which does not result in a change in the voting control of Tenant shall be deemed an assignment subletting or any other transfer of this Lease or the Premises.

                                    E. PARTNERSHIP. If Tenant is a partnership, joint venture or other incorporated business form, a transfer of the interest of persons, firms or entities responsible for managerial control of Tenant by sale, assignment bequest, inheritance, operation of law or other disposition, so as to result in a change in the present control of said entity and/or a change in the identity of the persons responsible for the general credit obligations of said entity shall constitute an assignment for all purposes of this Lease.

                                    F. Liability. No Assignment or subletting by
                                    Tenant shall relieve Tenant of any
                                    obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

AUTHORITY OF               21.      Landlord represents and warrants that it has
PARTIES                             full right and authority to enter into this
                                    Lease and to perform all of landlord's
                                    obligations hereunder. Tenant represents and warrants that it has full right and authority to enter into this Lease and to perform all of Tenant's obligations hereunder.

CONDEMNA-                  22.      A. CONDEMNATION RESULTING IN TERMINATION. If
TION                                the whole or any substantial part of the
                                    Building should be taken or condemned for any public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the Permitted
                                    Use of the Premises, this Lease
                                    shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said
                                    Premises shall have occurred.

                                    B. CONDEMNATION NOT RESULTING IN
                                    TERMINATION. If a portion of the Building should be taken or condemned for any public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in Paragraph 23 A. above, this Lease shall not terminate, but the Rent payable hereunder during the unexpired portion of the Lease shall be reduced, beginning on the date when the physical taking shall have occurred, to such amount as may be fair and reasonable under all of the.circumstances.

                                    C. AWARD. Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired portion of this Lease. Notwithstanding the foregoing, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving costs or loss of goodwill, shall be and remain the property of Tenant.

CASUALTY                   23.      A. General. If the Premises or Building
DAMAGE                              should be damaged or destroyed by fire or
                                    other casualty, Tenant shall give
                                    immediate written notice thereof to
                                    Landlord. Within fifteen (15) days after Landlord's receipt of such notice, Landlord shall notify Tenant whether such repairs can reasonably be made within one hundred eighty
                                    (180) days from the date of such notice.
                                    Landlord's determination shall be binding on Tenant.

                                    B. LESS THAN 180 DAYS. If the Premises or
                                    Building should be damaged by fire or other casualty but only to such extent that rebuilding or repairs can in Landlord's estimation be reasonably completed within one hundred eighty (180) days after the date of such damage, this Lease shall not terminate, and provided that insurance proceeds are available to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises and/or the Building and the Tenant Improvements to its/their condition existing immediately prior to the damage (to the extent allowed by then applicable law), except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, Alterations, additions and leasehold improvements which may have been placed in, on or about the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, or if such damage prevents or materially interferes with the Permitted Use of the Premises by Tenant, the Rent payable hereunder during the period in which they are untenantable or during which the Permitted Use of the Premises by Tenant is prevented or materially interfered with, shall be abated proportionately, but only to the extent of rental abatement insurance proceeds received by Landlord during the time and to the extent the Premises are unfit for occupancy.

                                    C. GREATER THAN 180 DAYS. If the Premises or
                                    Building should be so damaged by fire or by other casualty that rebuilding or repairs cannot in Landlord's estimation be completed within one hundred eighty (180) days after such damage, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage. Notwithstanding anything in this
                                    Section 23, if the Premises or any material part of the Building or the Project that Tenant is entitled to use under this Lease is damaged by any casualty, then Tenant shall have the right to terminate this Lease if the Premises or such parts of' the Building or the Project cannot be fully restored by Landlord to their prior condition within two hundred seventy (270) days after the date of such damage.

                                    D. TENANT'S FAULT. If the Premises are
                                    damaged by fire or other casualty resulting from the fault negligence, or breach of this Lease by Tenant or any of Tenant's Parties, Base Rent and Additional Rent shall not be DIMINISHED during the repair of such damage, except to the extent of any rental interruption insurance carried by Landlord, and, subject to the terms of Paragraph 4 hereof, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds.

                                    E. UNINSURED CASUALTY. Notwithstanding
                                    anything herein to the contrary, in the
                                    event that the Premises or Building are
                                    damaged or destroyed and are not fully
                                    covered by the insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises legally requires that the insurance proceeds be, applied to such indebtedness, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination (a "Termination Notice") to Tenant within thirty (30) days after the date of notice to Landlord that said damage or destruction is not fully covered by insurance or such requirement is made by any such holder, as the case may be, whereupon all rights and obligations hereunder shall cease and terminate. Notwithstanding the foregoing, Tenant may defeat Landlord's termination right hereunder by providing Landlord with written notice thereof within ten (10) days of receipt of such Termination Notice and further providing Landlord with the funds necessary to complete rebuilding of the damage or destruction (after subtracting the, available insurance proceeds) within thirty (30) days after receipt of the Termination Notice, which funds shall be used to repair such damage in the same manner and order described in paragraph 4.C.
                                    (1) of the Work Letter.

                                    F. Waiver. Except as otherwise provided in this Paragraph 23, Tenant hereby waives the provisions of Sections 1932, 1933(4), 1941 and 1.942 of the Civil Code of California.


HOLDING OVER               24.      If Tenant shall retain the possession of the
                                    Premises or any portion thereof without
                                    Landlord's consent following the
                                    expiration of the Lease or sooner
                                    termination for any reason, then Tenant
                                    shall pay to Landlord for each day of
                                    such retention one hundred fifty percent
                                    (150%) of the amount of the daily rental as of the last month prior to the date of expiration or termination Tenant shall also indemnify, defend, protect and hold
                                    Landlord harmless from any loss,
                                    liability or cost including reasonable
                                    attorneys' fees, resulting from delay by Tenant, in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease, and nothing contained in this Paragraph 24 shall waive Landlord's right of reentry or any other right Unless Landlord consents in writing to Tenant's holding over, Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any Rent from. Tenant while Tenant is holding over without Landlord's written consent.
                                    Additionally, in the event that upon
                                    termination of the Lease, Tenant has not fulfilled its obligation with respect to repairs and cleanup of the Premises or any other Tenant obligations as set forth in this Lease, then

                                    Landlord shall have the right to perform any such obligations as it deems necessary at Tenant's sole cost and expense, and any time required by Landlord to complete such obligations shall be considered a period of holding over and the terms of this Paragraph 24 shall apply.


DEFAULT                    25.      A. EVENTS OF DEFAULT. The occurrence of any
                                    of the following shall constitute an event of default on the part of Tenant:

                                    (1) Abandonment. Abandonment of the Premises for a continuous period in excess of thirty
                                    (30) days, Tenant waives any right to notice
                                    Tenant may have under Section 1951.3 of the Civil Code of the State of California, the terms of this Paragraph 25A being deemed such notice to Tenant as required by said
                                    Section 1951.3.

                                    (2) NONPAYMENT OF RENT. Failure to pay any installment of Rent or any other amount due and payable hereunder within five (5) days after written notice that such payment is due.

                                    (3) OTHER OBLIGATIONS. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraphs (1) and (2) of this Paragraph 26.A., such failure continuing for thirty (30) days after written notice of such failure. If the nature of the default (other than those matters specified in subparagraphs (1) and
                                    (2) of this Paragraph 25.A) reasonably
                                    requires more than 30 days to cure, Tenant shall not be deemed to be in default if Tenant commences to cure within the 30-day period and thereafter diligently continues that cure to completion.

                                    (4) GENERAL ASSIGNMENT. A general assignment by Tenant for the benefit of creditors.

                                    (5) BANKRUPTCY. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of thirty (30) days (or, in the case of an involuntary petition, sixty (60) days.) In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligation under this Lease.

                                    (6) RECEIVERSHIP. The employment of a
                                    receiver to take possession of substantially all of Tenants assets or the Premises, if such appointment remains undismissed or undischarged for a period of sixty (60) days after the order therefor.

                                    (7) ATTACHMENT. The attachment execution or other judicial seizure of all or substantially all of Tenants assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof.

                                    B. REMEDIES UPON DEFAULT.

                                    (1) TERMINATION. In the event of the
                                    occurrence of any event of default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant's right to possession shall terminate, and this Lease shall terminate unless on or before such date all arrears of rental and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination

                                    (2) CONTINUATION AFTER DEFAULT. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Paragraph 25.B.(I) hereof, and Landlord may enforce all of Landlord's rights and remedies under this Lease, including without limitation, the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise an of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any successor code section. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

                                    C. DAMAGES AFTER DEFAULT. Should Landlord terminate this Lease pursuant to the provisions of Paragraph 25.B.(I) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California or successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant:
                                    (1) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination, (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Tenant after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (1) and (2) above, shall be computed at the lesser of the "prime rate," as announced from time to time by Wells Fargo Bank, N.A. (San Francisco), plus five
                                    (5) percentage points, or the maximum
                                    interest rate allowed by law ("Applicable
                                    Interest Rate"). The "worth at the time of award" of the amount referred to in (3) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of the award.

                                    D. LATE CHARGE. If any installment of Rent is not paid within five (5) days after Landlord shall have given Tenant notice of nonpayment (provided that Landlord shall not be required to provide such a notice for more than one (1) default in any twelve (1-2) consecutive month period), such amount shall bear interest at the Applicable Interest Rate, from the date on which said payment was originally due until the date on which Landlord shall receive said payment. In addition, Tenant shall pay Landlord a late charge equal to three percent (3%) of the delinquency, to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. This provision shall not relieve Tenant of Tenant's obligation to pay Rent at the time and in the manner herein specified.

                                    E. REMEDIES CUMULATIVE. All rights,
                                    privileges and elections or remedies of the parties are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein.

LIENS                      26.      Tenant shall keep the Premises free from
                                    liens arising out of or related to work
                                    performed, materials or supplies diminished or obligation incurred by Tenant or in connection with work made, suffered or done by or on behalf of Tenant in or on the Premises or Building. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord on behalf of Tenant and all expenses incurred by Landlord in connection therefor shall be payable to Landlord by Tenant on demand with interest at the Applicable Interest Rate. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection, of Landlord, the Premises, the Building and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give
                                    Landlord not less than ten (10) business days' prior written notice of the commencement of any' work in the Premises or Building which would lawfully give rise to a claim for mechanics' or materialmen's liens.

TRANSFERS BY               27.      In the event of a sale or conveyance by
LANDLORD                            Landlord of the Building or a foreclosure by
                                    any creditor of Landlord, the same shall operate to release Landlord from any liability upon any of the covenants or conditions, express or implied, herein contained in favor of Tenant, to the extent required to be performed after the passing of title to Landlord's successor-in-interest. In such event Tenant agrees to look solely to the responsibility of the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of "Landlord" to be performed after the passing of title to Landlord's successor-in-interest. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. Landlord's successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform all of the obligations of "Landlord," to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building, except that any such successor(s)-in-interest shall be required to remedy any continuing Landlord default, such as a continuing failure to maintain and repair.

RIGHT OF                   28.      All covenants and agreements to be performed
                                    by Tenant under any of the

LANDLORD TO                         terms of this Lease shall be performed by
PERFORM AND                         Tenant at Tenant's sole cost and expense and
TENANT'S                            without any abatement of Rent. If Tenant
COVENANTS                           shall fail to pay any sum of money, other
                                    than Base Rent, Basic Operating Building
                                    Cost and Basic Operating Office Cost
                                    required to be paid by Tenant hereunder or shall fail to perform any other act on Tenant's part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord, Landlord may, but shall not be obligated to do so, and without waiving or releasing
                                    Tenant from any obligations of Tenant, make any such payment or perform any such act on Tenant's part to be made or performed. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the Applicable Interest Rate from the date such payment by Landlord shall be payable to Landlord on demand, and Tenant covenants to pay such sums, and Landlord shall have, in addition to any other right or remedy of Landlord, the same right and remedies in the event of the non payment thereof by Tenant as in the case of default by Tenant in the payment of Base Rent and Basic Operating Building Cost.

WAIVER                     29.      If either Landlord or Tenant waives the
                                    performance of any term, covenant or
                                    condition contained in this Lease, such
                                    waiver shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right of Landlord to insist thereafter upon strict performance by
                                    Tenant. Waiver of any term, covenant or
                                    condition contained in this, Lease may only be made by a written document signed by Landlord.

NOTICES                    30.      Each provision of this Lease or of any
                                    applicable governmental laws, ordinances, regulations and other requirements with reference to sending, mailing, or delivery of any notice or the making of any payment by Landlord or Tenant to the other shall be deemed to be complied with when and if the following steps are taken.

                                    A. RENT. All Rent and other payments
                                    required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address set forth in the Basic Lease Information, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay Rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such Rent and other amounts have been actually received by Landlord.

                                    B. OTHER. All notices, demands consents and approvals which may or are required to be given by either party to the, other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party as specified in the Basic Lease Information or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.

ATTORNEYS'                 31.      In the event that Landlord places the
FEES                                enforcement of this Lease, or any part
                                    thereof, or the collection of any Rent due, or to become due hereunder, or recovery of possession of the Premises in the hands of an attorney, Tenant shall pay to Landlord, upon demand, Landlord's reasonable attorneys' fees and court costs.
                                    In any action which Landlord or Tenant
                                    brings to enforce its respective rights
                                    hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys' fees, to be fixed by the court, and said costs and attorneys' fees shall be a part of the judgment in said action.

SUCCESSORS                 32.      This Lease shall be binding upon and inure
AND ASSIGNS                         to the benefit of Landlord, its successors
                                    and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent an assignment is approved by Landlord hereunder, Tenant's assigns.

FORCE                      33.      Whenever period of time is herein prescribed
MAJEURE                             for action to be taken by Landlord or Tenant
                                    (except for the payment of Rent or any other costs or expenses under this Lease) such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord. This Paragraph 33 shall not extend, or delay any time at which Tenant shall be entitled to terminate this Lease.


BROKERAGE                  34.      Landlord shall pay a brokerage commission to
COMMISSION                          Broker in accordance with a separate
                                    agreement between Landlord and Broker.
                                    Tenant warrants to Landlord that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Broker, and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant with respect to Landlord or the Premises. Tenant shall indemnify, defend by counsel acceptable to Landlord, protect and hold Landlord harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Premises and this Lease other than Broker.

MISCELLAN-                 3.5.     A. GENERAL. The term "Tenant" or any
EOUS                                pronoun used in place thereof shall indicate
                                    and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their respective successors, executors, administrators and permitted assigns, according to the context hereof

                                    B. TIME. Time is of the essence regarding this Lease and all of its provisions.

                                    C. CHOICE OF LAW., This Lease shall in all respects be governed by the laws of the State of California.

                                    D. ENTIRE AGREEMENT. This Lease, together with its Exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits.

                                    E. MODIFICATION. This Lease may not be
                                    modified except by a written instrument by the parties hereto.

                                    F. SEVERABILITY. If, for any reason
                                    whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

                                    G. Recordation. Tenant shall not record this Lease or a short form memorandum hereof.

                                    H. EXAMINATION OF LEASE. Submission of this
                                    Lease to Tenant does not constitute an
                                    option or offer to lease and this Lease is not effective. otherwise until execution and delivery by both Landlord and Tenant.

                                    I. ACCORD AND SATISFACTION. No payment by
                                    Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such to Rent or to pursue other remedies,

                                    J. EASEMENTS. Landlord may grant easements on the Building and dedicate for public use portions of the Building without Tenant's consent; provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises, nor shall nay such grant or dedication materially interfere with Tenant's access to the Premises or parking at the Property as set forth in this Lease or materially increase the costs or obligations or decrease the rights of Tenant under this Lease. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

                                    K. DRAFTING AND DETERMINATION PRESUMPTION.
                                    The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease. Except as otherwise specifically set forth in this Lease, with respect to any consent, determination or estimation of Landlord required in this Lease or requested of Landlord Landlord's consent, determination or estimation shall be reasonably made.

                                    L. EXHIBITS. Exhibits A, B, Bl, C and D
                                    attached hereto are hereby incorporated
                                    herein by this reference.

                                    M. No Light, Air or View Easements Any
                                    diminution or shutting off of light air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.

                                    N. No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.

                                    0. Building. Landlord shall have the right at any time to change the name of the Building, to increase the size of t he real property upon which the

                                    Building is located by adding additional real property thereto, to construct other buildings or improvements on, any portion of such real property, to change the location and/or character of or to make alterations or additions to such real property. Tenant shall not use the Building's name for any purpose other than as part of its business. address. Any use of such name in the designation of Tenant's business shall constitute a default under this Lease.

                                    P. SURVIVAL OF OBLIGATIONS., Any obligations of the parties arising prior to the expiration of the Lease shall survive the termination of the Lease, and each party shall promptly perform all such obligations whether or not this Lease has expired.

                                    Q. INDEPENDENT COVENANTS. Each covenant, agreement, obligation or other provision of this Lease to be. performed by Tenant are separate and independent covenants of Tenant, and not dependent on any other provision of the Lease.

                                    R. JOINT AND SEVERAL LIABILITY. If Tenant comprises more than one entity. or person, or if this Lease is guaranteed by any party, all such persons shall be jointly and severally liable for payment of rents and for performance of Tenant's obligations hereunder.

                                    S. OFFER TO LEASE. The submission of this
                                    Lease to Tenant or its broker or other agent does not constitute an offer to Tenant to lease the Premises. This Lease shall have no force and effect until (a) it is executed and delivered by Tenant to Landlord and (b) it is fully reviewed and executed by Landlord.

APPROVAL                   36.      Except as specifically stated to the
                                    contrary in this Lease, whenever this Lease requires an approval, consent designation, determination, selection or judgment by either Landlord or Tenant, such approval, consent, designation, determination, selection or judgment and any conditions imposed thereby shall be reasonable and shall not be unreasonably withheld or delayed and, in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

PARKING                    37.      Landlord grants to Tenant and Tenant's
                                    customers, suppliers, employees and invitees a nonexclusive license to use parking spaces on the Property for the use of motor vehicles during the Lease Term subject to rights reserved to Landlord as specified in this Paragraph 37. Landlord reserves the right to promulgate rules and regulations relating to the parking areas; to make changes in the parking layout from time to time; and to do and perform any other acts in and to these areas and improvements as Landlord reasonably determines to be advisable. Tenant agrees not to overburden the parking. facilities and to abide by and conform with the rules and regulations and to cause. its employees and agents to abide by and conform to the rules and regulations.
                                    Currently, parking available for Tenant's use is allotted at (three (3)) spaces per one thousand (1,000) rental square feet of the Premises.

SIGNATURES   IN WITNESS WHEREOF, the parties hereto have executed this lease the day and year first above written.

                                          "Landlord"

                                WJT, LLC,
                                a California limited liability company


                                By: /s/ James Tong
                                   ---------------------------------------
                                   Name: James Tong
                                   Its:  Managing Partner
                                         ---------------------------------

                                By:
                                   ---------------------------------------
                                   Name: Wendahl K.S. Ting
                                   Its:
                                         ---------------------------------

                                Date:
                                     -------------------------------------




                                "TENANT"

                                POLYCOM, INC.,
                                a Delaware corporation


                                By: /s/ Robert C. Hagerty
                                   ---------------------------------------
                                   Name:  ROBERT C. HAGERTY
                                        ----------------------------------
                                   Title: CHAIRMAN
                                         ---------------------------------

                                Date: 2-19-01
                                     -------------------------------------




                                              APPROVED AS TO FORM

                                               /s/ illegible
                                              ----------------------------
                                              POLYCOM LEGAL

                                  LEASE RIDER

This Lease Rider is attached to and forms a -part of that certain Lease dated as of _____________, __2001 by and between WJT, LLC, a California limited liability company, as Landlord, and POLYCOM, INC., a Delaware corporation, as Tenant, and constitutes additional covenants and agreements thereto as set forth in the Lease, with the covenants and agreements contained herein to prevail in the event of any conflict. between the covenants and agreements contained herein and those in the Lease.

EXHIBIT A TRANSPORTATION MANAGEMENT

Tenant agrees to comply with any lawful regulations or ordinances of the City of Pleasanton regarding transportation management within the City.

                                   EXHIBIT A

                              Property Description

All of that land situated in the State of California, County of Alameda, City of Pleasanton, and more particularly described as follows:

 LOT 35B PARCEL MAP 7215 FILED DECEMBER 10, 1997 IN BOOK 234 AT PAGES 3 AND 4, ALAMEDA COUNTY RECORDS.

 ASSESSOR'S PARCEL NO.: 941-2759-011 (PORTION)

                                   EXHIBIT B

                            PLANS AND SPECIFICATIONS




                                   EXHIBIT B

                                    EXHIBIT B

                               TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms. and conditions relating to the construction of the Tenant Improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction. All references in this Tenant Work Letter to Articles or Sections of "the Lease" shall mean the relevant portion of Office Lease to which this Tenant Work Letter is attached as Exhibit BI and of which this Tenant Work Letter forms a part.

   1. LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES. Landlord has constructed, or will construct, at its sole cost and expense, the Base Building. As used herein, the term "Base Building" shall mean a concrete and steel two (2) story building containing approximately 50,375 rentable square feet with lobbies therein, a roof and undistributed HVAC, and undropped sprinkler lines, elevators and four (4) bathrooms.

   2. TENANT IMPROVEMENTS.

   A. Tenant Improvement Allowance. Tenant shall be entitled to a one time tenant (the "Tenant Improvement Allowance") in an amount equal to Thirty-Eight Dollar ($38.00) per rentable square foot of space in the Premises for the costs relating to the initial construction of Tenant improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements for Tenant Improvements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

   B. Disbursement of the Tenant Improvement Allowance.

   (1) Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process) which shall consist of monthly disbursements to the Contractor and retainage of ten percent (10%) of the cost of the Tenant Improvements until Substantial Completion) only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

       (i) The payment of plan check permit and license fees relating to construction of the Tenant Improvements;

       (ii) The cost of construction of the Tenant Improvements as set forth in the Construction Drawings as that term is defined in Section 3.A below, including, without limitation, testing and inspection costs, and contractors' fees and general conditions;

       (iii) The cost of any changes in the Base Building work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on. an unoccupied basis), such cost to include all direct architectural and/or engineering fees, and expenses incurred in connection therewith;

       (iv) The cost of any changes to the Construction Drawings or Tenant Improvements required by law;

       (v) A portion of the costs of the tenant demising walls and public corridor walls and materials, if any, as designated by Landlord; and

                                   EXHIBIT B1
                                       1

   C. Unused Allowance. In the event that the Tenant Improvement Allowance exceeds the total cost of Tenant Improvement Allowance items, as that term is defined in Section 2.B.1, such excess shall be disbursed by Landlord to Tenant.) provided Tenant is not then in default under the terms of the Lease or this Tenant Work Letter), within thirty (30) days following the later to occur of

       (i) Tenant's occupancy of the entire Premises:

       (ii) the commencement of payment of Rent hereunder: or

       (iii) Final Completion of the Tenant Improvements.

3. CONSTRUCTION DRAWINGS.

   A. Selection of Architect/Construction Drawings. Tenant shall retain on behalf of Landlord, Hoover Associates; Inc. (the "Architect') to prepare the Construction Drawings and engineering consultants designated by Landlord (the "Engineers"), to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work of the Tenant Improvements. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the, "Construction Drawings". All Construction Drawings shall comply in all respects with the provisions of the Specifications, shall be in the drawing format determined by Landlord, and shall be subject to Landlord's reasonable approval. Landlord's review of the Construction Drawings shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

   B. Final Space Plan. On or before the date set forth in Schedule 2 attached hereto, Tenant shall prepare and forward to Landlord three copies, of the final space plan for Tenant Improvements. in the Premises (the "Final Space Plan") before any. architectural working drawings or engineering drawings have commenced. The Final Space Plan shall include a layout and description of all offices, rooms and other partitions, their intended use and the equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall, within five (5) business days after Landlord receives such Final Space Plan, (i) approve the Final Space Plan as submitted, or (ii) approve the Final Space Plan subject to specified conditions to be complied with when the Final Working Drawings are submitted by Tenant to Landlord.

   C. Final Working Drawings. Upon the approval of the Final Space Plan by Landlord, but in no event later than the date which is sixty (60) days after the date on which the Lease is executed, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits. (collectively, the, "Final Working Drawings") and shall submit the same to Landlord for Landlord's approval. The Final Working Drawings shall be sealed by the Architect or a certified registered engineer. Landlord shall, within five (5) business days after Landlord receives the Final Working Drawings, either (i) approve the Final Working Drawings, (ii) approve the Final Working Drawings subject to specified conditions to be satisfied by Tenant prior to submitting the Approved Working Drawings for permits as set forth in Section 3.D, below. Tenant shall cause the Architect to provide Landlord with a sufficient number of sets of the Approved Working Drawings as that term is defined in Section 3.D, as may be required for distribution to the Contractor and subcontractors for construction of the Tenant Improvements.

   D. Permits. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to commencement of construction of the Tenant Improvements. Landlord shall immediately submit the Approved Working Drawings to the* appropriate municipal authorities for all applicable building and other permits (the "Permits") necessary to allow Contractor (as that term is defined iii Section 4.A), below, to commence and fully complete the construction of the Tenant Improvements, and shall endeavor to obtain the Permits as quickly as possible. Landlord shall be responsible for obtaining any building permit or certificate of occupancy for the Premises.

                                  EXHIBIT B 1
                                       2

   E. Changes to Approved Working Drawings.: In the event Tenant desires to change the Approved Working Drawings, Tenant shall deliver notice of the same to Landlord, setting forth in detail the changes Tenant desires to make to the Approved Working Drawings. Landlord shall, within five (5) business days of receipt thereof, either (i) approve. the Tenant Change or (ii) disapprove the Tenant Change and deliver a notice to Tenant specifying in detail the reasons for. Landlord's disapproval. In the event that such changes would directly or indirectly delay the "Substantial Completion", as that term is defined in
Section 5.A of this Tenant Work Letter, of Tenant's Improvements. Such delay shall be deemed to be a Tenant Delay under Section 5.D. Tenant shall pay any additional costs that arise as a direct result of such Tenant Change.

   F. Construction Schedule; Time Deadlines. As promptly as is practical, Landlord shall prepare and provide Tenant a copy of a construction schedule showing in reasonable detail the schedule for construction of the Tenant Improvements. Landlord and Tenant shall use their respective best good faith, efforts and all due diligence to cooperate with (i) the Architect, the Engineers, and each other to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and (ii) the Contractor for approval of the "Cost Proposal" as that term is defined in Section 4.B of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall advise each other on a scheduled basis to be determined reasonably by Landlord, as to Landlord's and Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4 below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 2 (the "Time Deadlines"), attached hereto. Landlord, and Tenant agree to comply with the Time Deadlines.

   4. CONSTRUCTION OF THE TENANT IMPROVEMENTS.

   A. Bidding of Contractors; Cost Proposal, After the Approved Working Drawings are signed by Landlord and Tenant Landlord shall cause the Contractor to solicit bids from at least three (3) general contractors for the construction of the Tenant Improvements and shall select one of the bidding contractors, based on the best combination of price and quality of work as the contractor (the "Contractor") to perform the Tenant Improvements. The Contractor may be an affiliate of Landlord. Upon selection of the Contractor, Landlord shall provide Tenant with a cost proposal which shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the construction of the Tenant Improvements. Tenant shall approve or disapprove the cost proposal ("Cost Proposal") and shall deliver the same to Landlord within five (5) business days of the receipt of the thereof. Upon receipt of the same by Landlord, Landlord shall be released by Tenant to independently retain Contractor, on behalf of Tenant, to commence construction of the Tenant Improvements in accordance with the Approved Working Drawings and the Cost Proposal. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date".

   B. Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

   (1) Pro-Rata Amount. Landlord and Tenant acknowledge and agree that the cost of the Tenant Improvements is to be made in monthly progress payments once construction of the Tenant Improvements has commenced. In connection therewith, Tenant shall deliver to Landlord on a monthly basis, within ten (10) days of invoice therefor, Tenant's Pro Rata Amount of the Tenant Improvements costs. As used herein, the term Tenant's Pro-Rata Amount for each such monthly invoice shall mean an amount determined by multiplying each such invoice by a fraction, the numerator of which is the amount of the Cast Approval, minus the amount of the Tenant Improvement Allowance, and the denominator of which is the amount of the Cost Approval. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements which increase the cost of the Tenant Improvements, or should the cost of the Tenant I Improvements increase for any other reason, such additional costs shall be paid by Tenant to Landlord immediately upon Landlord's request as an addition to Tenant's Pro-Rata Amount.

   (2) Landlord's Retention of Contractor. Landlord shall independently retain Contractor, on behalf of Tenant, to construct the Tenant Improvements in accordance with the Approved Working Drawings and Landlord shall supervise the construction by Contractor, and Landlord shall receive a construction management fee equal to two percent (2%) of the cost of Tenant Improvements in connection with the Landlord's supervision of the Contractor.

                                   EXHIBIT B1
                                        3

   (3) As Built Drawings. At the conclusion of construction, Tenant shall have the Architect update the Approved Working Drawings as necessary to reflect changes made during the course of construction that deviate from the Approved Working Drawings. Tenant shall deliver to Landlord within ninety (90) days following issuance of a certificate of occupancy for the Premises, one "record-set" of as-built drawings of the Premises made on a 4 mil polyester based permanent mylar or approved equal and two (2) sets of copies of such record drawings certified by the Architect shall to be true and correct (or at Landlord's request, Auto CAD Disk File "As Builts").

   (4) Inspection by Landlord. In the event that Landlord determines that an error or omission exists in the Approved Construction Drawings such that the Tenant Improvements if and/or as constructed pursuant thereto might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or lifesafety systems serving the Building, the curtain wall of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord shall advise Tenant of such error or omission and Tenant shall take such action, at Tenant's expense, as may be necessary to correct such defect.

   5. Completion of Tenant Improvements

   A. Substantial Completion. For purposes of the Lease, the Premises shall be deemed to be "Substantially Complete" upon the date (the date of "Substantial Completion') upon which: (i) the Base Building is substantially completed, and
(ii) the Tenant Improvements in the Premises have been completed by Contractor pursuant to the Approved Working Drawings so that Tenant can use the Premise for their intended purposes without material interference to Tenant conducting its ordinary business activities, with the exception of any punch list items consisting of incomplete, minor or insubstantial details of construction, mechanical type adjustments or finishing touches like touch lip painting. If there is a dispute between Landlord and Tenant as to whether Substantial Completion has occurred the determination of the Architect shall be conclusive and binding on the parties.

   B . Notice of Substantial Completion. Landlord shall give Tenant at least ten
(10) business days advance notice of the estimated date of Substantial
Completion.

   C. Correction of Punch. List Items. Within thirty (30) days following Substantial Completion of the Tenant Improvements in the Premises, Tenant shall notify Landlord and Contractor, in writing, of those punch list items which need to be completed or corrected. Upon receipt of the punch list, Landlord shall cause the Contractor to proceed diligently to remedy all such items.

   D. Tenant Delay of Substantial Completion. If there shall be a delay in the Substantial Completion of the Tenant Improvements as a direct, indirect partial, or total result of the occurrence of any of the following events (individually or collectively "Tenant Delay"):

   (1) Tenant's failure to comply with the Time Deadlines;

   (2) Tenant's failure to timely approve any matter requiring Tenant's approval;

   (3) A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

   (4) Changes in any of the Construction Drawings after approval of the same by Landlord or because the same do not comply with Code or other applicable laws;

   (5) Tenant's request for changes in the Approved Working Drawings;

   (6) Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements as set forth in the Lease;

   (7) Changes to the Base Building required by the Approved Working Drawings;
or

                                   EXHIBIT B 1
                                        4

   (8) Any other acts or omissions of Tenant, or its agents, or employees of which Tenant is given written notice and does not cure within one day of receipt of such notice then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the Lease Commencement Pate shall be deemed to be the date the Lease Commencement Date would have occurred if no Tenant Delay had occurred.

           E. Landlord Delays. Notwithstanding anything to the contrary herein, the Term Commencement Date shall be delayed one (1) day for each day of Landlord Delay. The term "Landlord Delay" as used herein, shall mean any (1) delay in the giving of authorizations or approvals by Landlord required by Landlord pursuant to the terms of the Lease; (2) delay attributable to the unreasonable interference of Landlord, its agents or contractors with the design of the tenant improvements or the failure or unreasonable refusal of any such party to permit Tenant, its agents or contractors, access to and use of the Building or any Building facilities or services, which access and use are reasonably required for the orderly and continuous performance of the work necessary for Tenant to complete its move into the Premises, No such act of delay shall be deemed a Landlord Delay until Tenant has provided Landlord with written notice thereof (not more than ten (10) days after the date on which such delay is alleged to have occurred) and two (2) business days in which to cure such delay. If such delay is not cured within such two (2) business day period, then a Landlord Delay shall be deemed to have occurred, starting on the day after such cure period has elapsed.

           6. Miscellaneous.

                     A. Tenant's Representative. Tenant has designated the person(s) named in Schedule 1 as Tenant's sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

                     B. Landlord's Representative. Landlord has designated the person(s) named in Schedule 1 'as Landlord's sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

                     C. Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean. and refer to calendar days.* In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

                     D. Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not significantly interfere with Contractor's work in the Building and the Premises, Landlord and Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Tenant Improvements for the purpose of Tenant installing equipment furniture, work-stations, fixtures (including Tenant's data and telephone equipment), or other improvements (not included in Tenant Improvements) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 6.A, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this
Section 6.D. All such property or equipment brought into, kept in and stored upon the Premises, or the Building, pursuant to this Section 6.D shall be at the risk of Tenant only and Tenant shall hold harmless and indemnify, protect and defend Landlord from any claims arising out of damage to, or loss of, same including subrogation claims by Tenant's insurance carrier.

                     E. Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall conduct their activities around the Premises, Building and the Property in a harmonious relationship with all subcontractors, laborers, materialmen and suppliers at the Premises, Building and Real Property.

                                   EXHIBIT B 1
                                       5

                     F. Ownership of Tenant Improvements. All Tenant Improvements (but excluding, signs, furniture, trade fixtures, office equipment and items of a like nature) that may be installed or placed in or about the Premises from time to time shall be and become the property of Landlord on installation.


                                   EXHIBIT B 1
                                       6

                                    EXHIBIT C

                     MEMORANDUM OF TERM COMMENCEMENT DATE.

LANDLORD:  WJT, LLC

TENANT:    POLYCOM, INC., a Delaware corporation

PREMISES:
         ---------------------------------------

         ---------------------------------------
         Pursuant to Paragraph 3 of the above-referenced Lease, the Commencement Date is hereby established as
                                      ------------------

Dated:
         -------------------

"Landlord"

WJT, LLC

By.
   -------------------------
Name: James Tong
Its:
      ----------------------
By:
   -------------------------
   Name: Wendahl K.S. Ting
   Its:
       ------------------------





"Tenant"

POLYCOM, INC.,
a Delaware corporation


By:
   -------------------------
   Name:
        --------------------
   Title:
         -------------------
Date:
     -----------------------


                                   EXHIBIT C

                                    EXHIBIT D

                              RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the Rules and Regulations Set forth in this Exhibit D, as reasonably modified by Landlord from time to time in writing. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and. Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building.

1.       SIGNAGE

         No sign, placard, picture, advertisement, name or notice, shall be installed or displayed on any part of the outside or inside of the building without the prior written consent of the Landlord, Landlord shall have the right to remove, at Tenants expense and without written notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.       WINDOW COVERINGS

         If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premise, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against glass partitions or doors or windows which may appear unsightly from outside the Premises.

3.       FLOOR COVERINGS

         Tenant shall not lay linoleum, tile, carpet or other similar floor in any manner except by a past or other material, which may easily be removed with water, the use of cement or other similar adhesive materials being expressly. prohibited, The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant. Tenant shall provide and cause all Tenant's employees to use protective floor mats under all desk chairs used in the Premises.

4.       ACCESS

         Tenant shall not loiter in or obstruct any sidewalks, balls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators and stairways shall be used only as a means of ingress and egress for the, leased Premises, and Landlord shall in all cases retain the right to control and prevent access thereto to all persons whose presence in the judgement of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building, the mechanical rooms, air conditioning rooms, electrical closets, janitorial closets, or in other restricted access areas within the Building. Landlord reserves the right to close and keep' locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the City of San Francisco. Tenant, its employees or agents must be Sure that the doors to the Building are securely closed and locked ,when leaving the Premises after the normal hours of business for the Building. Any tenant, its employees or agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when. it is considered to be after normal business hours for the Building, may be required to sign the Building Register when so doing. Access to the Building may be refused Unless the person seeking access has the proper identification or has previously arranged a pass for access to the Building. Landlord and its agents shall in no case be liable for damages for any error with. regard to the admission to or exclusion from the Building of any person. In case of invasion, mob riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property. All re-keying of office doors or changes to the card access system, after occupancy, will be at the expense of the Tenant. Tenant shall not

                                   EXHIBIT D
                                       1
         re-key any doors or change the card access system in any way without making prior arrangements with Landlord.

5.       JANITORIAL SERVICES

         All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord,, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenants property by the janitor or any other employee or any other person. Janitor services shall include ordinary dusting and cleaning by the janitor assigned to do such work and shall not include cleaning, of carpets or rugs, except NORMAL vacuuming, or moving of furniture, interior window cleaning, coffee or eating area cleaning, and other special services. Janitorial services shall not exceed five (5) times per calendar week. Janitor services will not be furnished on nights when rooms are occupied or to rooms which are locked. Window cleaning shall be provided through Landlord at Landlord's discretion.

6.
       WIRING

         Landlord reserves the right to approve both where and how telephonic wires, security alarms and similar equipment are to be introduced to the Premises. No boring or cutting for wires shall be allowed without express written consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord. Landlord makes no representation to Tenant regarding the condition, security, availability or suitability of existing intrabuilding network cabling or any telecommunication, services located within the Building for Tenant's purposes. Tenant hereby waives any claim against Landlord for damages if Tenant's telecommunication services are in any way interrupted, damaged or otherwise interfered with, except to the extent caused by the gross negligence or willful misconduct. of Landlord, its agents or employees, provided that in no. event shall any such interruptions, damages, or interference entitle Tenant to any consequential damages (including damages for loss of business) or relieve tenant of any of its obligations under the Lease.

         Tenant shall maintain and repair all telecommunications cabling and wiring within or exclusively, serving the Premises. At the Landlord's written request, all voice and data telecommunication cabling installed in connection with Tenant's business shall be removed at Tenant's sole cost and expense at the termination or expiration of the Lease.

7.       ELEVATOR

         The elevator shall be available for use by tenant(s) in the Building subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate and no equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building unless approved by Landlord or carried in the elevators except between such hours and in such elevators as may be designated and approved by Landlord.

8.       LOADS

         Tenant shall not place a load upon any floor of the Premises which exceeds 2.0 pounds per square foot partition load or 80 pounds per square foot live load. Landlord shall have the right to prescribe the weight, size and position of all equipment materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Tenant, stand on such platforms as determined by Landlord necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant at Tenant's expense, on vibration eliminators or other devices sufficient


                                   EXHIBIT D
                                       2
         to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of the Tenant.

9.       TOXICS

         Tenant shall not use or keep in the Premises any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. Tenant shall not bring into or keep within the Building or the Premises any animals, fish or birds, bicycles or other vehicles.

10.      HEATING/AIR CONDITIONING

         Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord, unless Tenant has Landlord's written approval for said alteration. Heating or air conditioning alterations shall be governed by guidelines established in section 12 of the Lease. Heating and air conditioning is available during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday. In the event Tenant requires heating and air conditioning during off hours, Saturdays, Sundays, or holidays, Landlord on twenty-four (24) hours' prior written notice from Tenant may provide such services at an hourly rate to be established by Landlord, from time to time.

11.      NATURAL RESOURCE USE

         Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

12.      BUILDING NAME/ADDRESS

         Landlord reserves the right, exercisable without notice and without liability to Tenant to change the name and street address of the Building.

13.      SECURE PREMISES

         Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus a and electricity, gas or air outlets, and all electric machines (coffee pots) before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

14.      VENDORS

         Tenant shall not obtain for use on the Premises ice, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord. Tenant may obtain bottled water service provided by an independent vendor. Tenant shall not disturb, solicit, or canvass any occupant of the Building nor shall Tenant permit or cause others to do so and Tenant shall cooperate to prevent same by others.

15.      RESTROOMS

         The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown

                                   EXHIBIT D
                                       3
         therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

16.      RETAIL SALES

         the sale at retail, of newspapers, magazines, periodicals, theater tickets or Tenant shall not sell, or permit any other good or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for 'in such Tenant's lease. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

17.      BUILDING EXTERIOR

         Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building or without Landlord's prior written approval. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

18.      MAINTENANCE OF WALLS/CARPET

         Tenant shall not mark drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof except for nails and screws used for normal decorating purposes. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule. In all carpeted areas where desks and chairs are utilized, Landlord shall require Tenant at Tenants sole cost, to place mats under each and every chair in order to protect said carpeting from unnecessary wear and tear.

19.      VENDING, MACHINES

         Tenant shall not install, maintain or operate upon the Premises any vending machines without the written consent of Landlord.

20.      TRASH STORAGE

         Tenant shall store, all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in. the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance, with directions issued from time, to time by Landlord.

21.      COOKING

         The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind without prior written approval of Landlord, nor shall Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any Tenant on the Premises, except for that use by the Tenant of Underwriters' Laboratory approved equipment inclusive of a microwave oven for heating food and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state. and city laws, codes, ordinances, rules and regulations: Tenant may install a refrigerator in the Premises for ordinary use by Tenant's employees.

                                    EXHIBIT D
                                       4

22.      HAND TRUCKS

         Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Tenant shall obey all Building rules and regulations covering the timing, procedures and restrictions for moving objects in and out of the Premises (i.e., masonite over file).

23.      TENANT USE OF BUILDING, NAME

         Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

24.      LIFE SAFETY

         Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency, including the attendance of required safety seminars and demonstrations. Tenant, Tenants agents, employees, guests and invitees shall observe all non-smoking areas as may be established either by law or Landlord including, but not limited to, the ground floor interior and exterior lobbies.

25.      THEFT

         Tenant assumes any and all responsibility for protecting its Premises from the robbery and pilferage. All doors opening to public corridors shall be kept closed at all times.

26.      NOTIFICATION

         The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

27.      LANDLORD CONTROL

         Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any rules and regulations of the Building. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities famished for the common use of Tenants, in such manner as is customary for comparable buildings in the City of San Francisco. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgement may from time to time be needed for care and cleanliness of the building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations hereinabove stated and any additional rules and regulations which are adopted. 7) No improper noises, vibrations or odors will be permitted in the Building, nor shall any person be permitted to interfere in any way with tenants or those having business with them, No person will be permitted to bring or keep within the Building any animal, bird, or bicycle or any toxic or flammable substances without Landlord's prior permission. No person shall throw trash, refuse, cigarettes or other substances of any kind any place within or out of the Building except in the. refuse containers provided therefor.

                                    EXHIBIT D
                                       5

28.      LEASE AGREEMENT

         These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

29.      BUILDING

         The word "Building" a's used herein means the Building of which the Premises are a part.

30.      ELEVATOR USE

         See Exhibit D-1.

         TENANT RESPONSIBILITY

         Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

32.      SERVICES

         Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

33.      OTHER INSTALLATION  PROHIBITED

         Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building elsewhere.

34.      PARKING

         Tenant shall not park its vehicles in any area designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicle in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

35.      OTHER

         Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to his/her occupancy of the Premises.

         The normal business hours ("Business Hours") of the Building shall be 8:00 a.m. to 6:00 p.m., Monday through Friday, holidays excepted.

                                    EXHIBIT D
                                       5

                                   EXHIBIT D-1

                                  ELEVATOR USE

CONDITIONS

1. Masonite protection required on elevator floor (Contractors: also' around interior walls) during moves. Contact Building Management for details prior to each move.

2. Cardboard protection folded and MASKING taped around edges of elevator entrance frames Cardboard to span height of no less than 6 feet.

ELEVATOR DIMENSIONS:

     Interior Width
     (left to right when facing rear wall of elevator):           inches wide.
                                                       ----------
     Interior Depth Excluding Elevator Door Indentation
     (front right or left comer of rear or left comer):           inches deep.
                                                       ----------
Width of Elevator Entrance/Doors:          inches wide.
                                 ----------
Height of Elevator Interior:          inches tall.
                            ----------
HEIGHT OF ELEVATOR ENTRANCE (FROM OUTSIDE FACING ENTRANCE):

          feet               inches or          inches tall.
----------         ----------         ----------
Prohibited:

1.      Use of STOP Emergency alarm button in non-emergencies.,
2. Holding, jamming, propping, blocking, obstructing or impeding of elevator entrances and doors.
3.      Use/providing of keys for operation of elevator(s).
4.      Tampering with elevator controls, locks, etc.

                                                             Initials:
                                                                      ----------
                                                             Initials:
                                                                      ----------
                                   EXHIBIT D-1
                                       1.